                                                                     EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                               ATTORNEYS AT LAW
                              One Brickell Square
                                   24th Floor
                              801 Brickell Avenue
                           Miami, Florida  33131-2948
                                 (305) 374-5600
                            Telecopy (305) 374-5095


                               October 10, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                 RE:      REPUBLIC WASTE INDUSTRIES, INC.
                          AMENDMENT NO. 1 TO REGISTRATION
                          STATEMENT ON FORM S-1
                          FILE NUMBER 33-63209


Ladies and Gentlemen:


         We have acted as counsel to Republic Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of Amendment No. 1 to a Registration Statement on Form S-1, file number 33-63209 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 6,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), which may be offered and issued from time to time by the Company in connection with future acquisitions of other businesses, properties or equity and/or debt securities in business combination transactions.


         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.


        Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the Shares are issued and distributed as contemplated in the Registration Statement, the Shares will constitute legally issued, fully paid and non-assessable securities of the Company.

Securities and Exchange Commission
October 10, 1995
Page 2



         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters and Experts" in the prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.